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                                                                            Ex J

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Sector Series, Inc.:
     RiverSource Dividend Opportunity Fund

We consent to the use of our report and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.


                                        /s/ KPMG LLP
                                            KPMG LLP

Minneapolis, Minnesota
June 24, 2008